EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

First BanCorp.:

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-209516) and on Form S-8 (Nos. 333-212157, 333-181178, 333-155764, 333-106661, and 333-106656) of First BanCorp. of our report dated March 1, 2021, relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe, LLP

New York, New York

March 1, 2021